Exhibit 10.1

TERMINATION AND RELEASE OF EMPLOYMENT AGREEMENT

This Termination and Release (“Termination and Release”) is entered into this 16th day of May, 2007 by and among J. David Lombardi (“Executive”), the First National Community Bank, with offices in Dunmore, Pennsylvania (“Bank”) and the First National Community Bancorp, Inc., a Pennsylvania corporation (“Corporation”).

WHEREAS, the Corporation, Bank and Executive entered into an Employment Agreement as of the 28th day of February 1990, as amended, September 28, 1994, May 27, 1998, and July 8, 1998 which provides Corporation, Bank, and Executive with certain benefits and obligations (“Employment Agreement”);

WHEREAS, the parties have determined that it is in the best interests of the Corporation, Bank, and Executive to terminate the Employment Agreement and to release each other from their respective obligations under the Employment Agreement;

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Corporation, Bank, and Executive hereby agree as follows:

1.	The Employment Agreement shall be terminated effective immediately.

2.           Executive hereby waives all rights under the Employment Agreement and releases and discharges Corporation and Bank from any obligations and duties under the Employment Agreement.

3.           Corporation and Bank hereby waive all rights under the Employment Agreement and release and discharge Executive from any obligations and duties under the Employment Agreement.

4.	Executive’s employment shall continue on an “at-will” basis.

IN WITNESS WHEREOF, the parties have duly executed this Termination and Release of Employment Agreement the day and year first written above.

ATTEST:	FIRST NATIONAL COMMUNITY BANK
/s/ William Lance	By: /s/ Louis A. DeNaples
Louis A. DeNaples, Chairman

ATTEST:	FIRST NATIONAL COMMUNITY BANCORP, INC
/s/ William Lance	By: /s/ Louis A. DeNaples
Louis A. DeNaples, Chairman

WITNESS:	/s/ J. David Lombardi
/s/ William Lance	J. David Lombardi